SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of Report (Date of Earliest event reported)  June 29,  1998
                      WINCROFT, INC.
     (Exact Name of Registrant as Specified in its Charter)




  Colorado            0-12122             84-0601802
 (State of               (Commission         (IRS Employer
   Incorporation)        File Number)        Identification No.)




   Elthorne Gate, 64 High Street, Pinner, Middlesex, HA5  5QA
     (Address of Principal Executive       Offices)



Registrant's telephone number, including area code:
               011 44 181 429 7319

ITEM 5.   Other Events

On June 29, 1998, Registrant agreed with Camelot Corporation at the request of Registrant, to satisfy the outstanding Promissory Note payable to Camelot by Registrant in the amount of $2,000,000 by way of the issuance of $2,000,000 of Wincroft Non-voting Preferred Stock, Series B. These Preferred Shares pay a dividend of 10% when and as declared by the board of directors and will pay an additional yield equivalent to 10% of any revenues derived by Registrant on sales of VideoTalk [tm]. The Preferred Shares also call for redemption by Registrant in the event VideoTalk is sold.

Registrant requested this action in order to assist in its fund raising capabilities. Registrant is seeking funds to pay for working capital and marketing expenditures.

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         WINCROFT, INC.


                         By:     /s/ Jason Conway
                              Jason Conway
                              President

Dated:  July 9, 1998